Exhibit 2.6

The supplemental consolidating data includes separate legal entity data for the Company’s entities, Bitcoin Depot Operating, LLC (“BT OpCo”), BT HoldCo, LLC (“BT HoldCo”), and Bitcoin Depot Inc. (PubCo”). This information is presented to highlight the separate financial statement impacts of the entities.

Management determined that EPS was not presented for periods prior to the Merger as it was not considered to be meaningful. Supplemental consolidating data is as follows (in thousands):

	December 31, 2023
	(unaudited)
	BT OpCo	BT HoldCo	PubCo	Eliminations	Consolidated
Assets
Current:
Cash and cash equivalents	$29,011	$5	$743	$—	$29,759
Cryptocurrencies	712	—	—	—	712
Accounts receivable	245	—	—	—	245
Prepaid expenses and other current assets	6,298	11	245	—	6,554

Total current assets	36,266	16	988	—	37,270
Property and equipment:
Furniture and fixtures	635	—	—	—	635
Leasehold improvements	172	—	—	—	172
Kiosk machines - owned	24,222	—	—	—	24,222
Kiosk machines - leased	20,524	—	—	—	20,524
Vehicles	—	—	—	—	—

Total property and equipment	45,553	—	—	—	45,553
Less: accumulated depreciation	(20,699)	—	—	—	(20,699)

Total property and equipment, net	24,854	—	—	—	24,854
Intangible assets, net	3,836	—	—	—	3,836
Goodwill	8,717	—	—	—	8,717
Operating lease right-of-use assets, net	484	—	—	—	484
Security deposits	412	—	—	—	412
Deferred tax asset	41	—	1,763	—	1,804
Due from related parties	7,774	—	—	(7,774)	—
Investment in Subsidiary	—	20,952	—	(20,952)	—

Total Assets	$82,384	$20,968	$2,751	$(28,726)	$77,377

	December 31, 2023
	(unaudited)
	BT OpCo	BT HoldCo	PubCo	Eliminations	Consolidated
Liabilities and Stockholders’ Equity and Member’s Equity
Current:
Accounts payable	$8,337	$—	$—	$—	$8,337
Accrued expenses	17,875	—	3,670	—	21,545
Notes payable	3,985	—	—	—	3,985
Income taxes payable	944	—	1,540	—	2,484
Deferred revenue	297	—	—	—	297
Operating lease liabilities, current portion	279	—	—	—	279
Current installments of obligations under finance leases	6,801	—	—	—	6,801
Derivative liabilities	—	—	—	—	—
Other tax payable	—	—	2,297	—	2,297

Total current liabilities	38,518	—	7,507	—	46,025
Long-term liabilities:
Note payable, non-current	17,101	—	—	—	17,101
Operating lease liabilities, non-current	319	—	—	—	319
Obligations under finance leases, non-current	2,848	—	—	—	2,848
Deferred income tax, net	846	—	—	—	846
Due to related parties	—	—	7,774	(7,774)	—
Tax receivable agreement liability	—	—	865	—	865

Total Liabilities	59,632	—	16,146	(7,774)	68,004

Commitments and Contingencies (Note 22)
Stockholders’ Equity and Member’s Equity
Series A Preferred Stock, $0.0001 par value; 50,000,000 authorized, 3,125,000 shares issued and outstanding, at December 31, 2023	—	484	—	(484)	—
Class A common stock, $0.0001 par value; 800,000,000 authorized, 13,671,691 shares issued, and 13,551,047 shares outstanding at December 31, 2023	—	6,881	1	(6,881)	1
Class B common stock, $0.0001 par value; 20,000,000 authorized, no shares issued and outstanding at December 31, 2023	—	—	—	—	—
Class E common stock, $0.0001 par value; 2,250,000 authorized, 1,075,761 shares issued and outstanding at December 31, 2023	—	—	—	—	—
Class M common stock, $0.0001 par value; 300,000,000 authorized, no shares issued and outstanding at December 31, 2023	—	—	—	—	—
Class O common stock, $0.0001 par value; 800,000,000 authorized, no shares issued and outstanding at December 31, 2023	—	—	—	—	—
Class V common stock, $0.0001 par value; 300,000,000 authorized, 44,100,000 shares issued and outstanding at December 31, 2023	—	—	4	—	4
Treasury stock	—	—	(279)	—	(279)
Stock subscriptions receivable	—	—	—	—	—
Additional paid-in capital	—	4,115	17,326	(4,115)	17,326
Retained earnings (accumulated deficit)	—	6,685	(30,245)	(9,103)	(32,663)
Equity attributed to Legacy Bitcoin Depot	20,234	95	—	(20,329)	—
Accumulated other comprehensive loss	(190)	—	(202)	189	(203)

Total Stockholders’ Equity and Equity Attributable to Legacy Bitcoin Depot	20,044	18,260	(13,395)	(40,723)	(15,814)

Equity attributable to non-controlling interests	2,708	2,708	—	19,771	25,187

Total Stockholders’ Equity and Member’s Equity	22,752	20,968	(13,395)	(20,952)	9,373

Total Liabilities and Stockholders’ Equity and Member’s Equity	$82,384	$20,968	$2,751	$(28,726)	$77,377

	Year Ended December 31, 2023
	(unaudited)
	BT OpCo	BT HoldCo	PubCo	Eliminations	Consolidated
Revenue	$688,967	$13,147	$—	$(13,147)	$688,967
Cost of revenue (excluding depreciation and amortization)	587,938	—	—	—	587,938
Operating expenses:	—	—	—	—	—
Selling, general, and administrative	50,112	—	7,658	—	57,770
Depreciation and amortization	12,788	—	—	—	12,788

Total operating expenses	62,900	—	7,658	—	70,558

Income from operations	38,129	13,147	(7,658)	(13,147)	30,471

Other (expense) income:
Interest expense	11,926	—	—	—	11,926
Other (expense) income	1,841	—	14,896	—	16,737
(Loss) on foreign currency transactions	289	—	—	—	289

Total other (expense) income	14,056	—	14,896	—	28,952

Income (loss) before provision for income taxes and non- controlling interest	24,073	13,147	(22,554)	(13,147)	1,519
Income tax (expense) benefit	(139)	—	188	—	49

Net (loss) income	24,212	13,147	(22,742)	(13,147)	1,470

Net income attributable to Legacy Bitcoin Depot unit holders	12,906	—	—	—	12,906
Net income (loss) attributable to non-controlling interest in subsidiary	(226)	—	—	14,892	14,666
Net (loss) income attributable to Bitcoin Depot Inc.	11,531	13,147	(22,741)	(28,039)	(26,102)
Other comprehensive income (loss), net of tax
Net (loss) income	24,211	13,147	(22,741)	(13,147)	1,470
Foreign currency translation adjustments	(4)	—	—	—	(4)

Total comprehensive (loss) income	24,207	13,147	(22,741)	(13,147)	1,466

Comprehensive income attributable to Legacy Bitcoin Depot unit holders	12,885	—	—	—	12,885
Comprehensive income (loss) attributable to non-controlling interest in subsidiary	(247)	(247)	—	15,177	14,683

Comprehensive (loss) income attributable to Bitcoin Depot Inc.	$11,569	$13,394	$(22,741)	$(28,324)	$(26,102)